Exhibit 4.374

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 171466 dated February 17, 2019

For Rendering

Telematic services

This License is granted to

Limited Liability Company

Gorodskie seti svyazi (Zelenaya Tochka Group)

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1132651012878

Tax Identification Number (TIN)

2631804230

Location address (place of residence):

1b, Dokuchaeva str., Nevinnomyssk, Stavropol region, 357100

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until February 17, 2024.

This License is granted by decision of the licensing body - Order dated January 22, 2019 No. 25-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ A.A. Pankov

Stamp here

Official seal:
 MINISTRY OF TELECOM AND MASS
COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION
IN THE SPHERE
OF COMMUNICATIONS, INFORMATION
TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296

CN 108594